UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

Phibro Animal Health Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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Phibro Animal Health Corporation

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Blvd., Ste 21

Teaneck, NJ 07666

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

To be held on Monday, November 9, 2015

Dear Stockholder:

You are receiving this notice to inform you that the proxy materials for our 2015 Annual Meeting of Stockholders are available on the internet. In accordance with rules adopted by the U.S. Securities and Exchange Commission, we are using the internet as our primary means of furnishing proxy materials to our stockholders. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to stockholders are available at: http://www.astproxyportal.com/ast/18918/. If you want to receive a paper or e-mail copy of these documents, you must request one by sending an e-mail to investor.relations@pahc.com or by calling +1 (201) 329-7334. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the 2015 Annual Meeting of Stockholders. There is no charge to you for requesting a copy. Please make your request for a copy on or before October 30, 2015 to facilitate timely delivery. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Phibro Animal Health Corporation (the “Company”) will be held at 9:00 A.M. Eastern Time on Monday, November 9, 2015, at the Teaneck Marriott at Glenpointe located at 100 Frank W. Burr Blvd., Teaneck, NJ 07666. Only holders who owned shares of the Company’s Class A common stock and Class B common stock as of the close of business on September 10, 2015 (the “Record Date”), may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting that may take place.

Proposals to be voted on at the Annual Meeting are listed below along with the Board of Directors’ recommendations:

1.	the election of the following three Class II Directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified:

•	Gerald K. Carlson
•	Mary Lou Malanoski; and
•	Carol A. Wrenn.

The Board of Directors recommends that you vote FOR this proposal.

2.	a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending June 30, 2016. The Board of Directors recommends that you vote FOR this proposal.

You may access the following proxy materials at http://www.astproxyportal.com/ast/18918/:

•	Notice of the 2015 Annual Meeting of Stockholders;
•	The Company’s 2015 Proxy Statement;
•	The Company’s Annual Report on Form 10-K for the Fiscal Year Ended June 30, 2015; and
•	The Proxy Card.

If you are a stockholder of record, there are two ways to vote:

•	by completing and mailing your proxy card; or

•	by written ballot at the Annual Meeting.

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the 2015 Annual Meeting of Stockholders. Stockholders may request directions to the Teaneck Marriott at Glenpointe in order to attend the Annual Meeting by calling +1 (201) 329-7334.

By order of the Board of Directors,

Thomas G. Dagger
Senior Vice President, General Counsel and
Corporate Secretary
September 24, 2015